Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2023 relating to the financial statements of Sonder Holdings Inc., appearing in the Annual Report on Form 10-K of Sonder Holdings Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 23, 2023